                                                               Exhibit 99(a)(15)

                             THE MUNDER FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

         THE MUNDER FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated January 21, 2000 pursuant to Section 2-208 of Maryland General Corporate Law, duly classified one hundred and seventy five million (175,000,000) shares of the unissued, authorized capital stock of the Corporation as shares of the Munder Future Technology Fund, designated as follows:

         Name of Series                                 Shares Allocated by Class (in millions)
         --------------                            ---------------------------------------------------
                                                         A                B                 II
                                                         -                -                 --
         Munder Future Technology Fund                  75               75                 25

; and further

         SECOND: The shares of the Corporation authorized and classified pursuant to Article First of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of capital stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had the authority to issue three billion, three hundred million (3,300,000,000) shares of Common Stock of the par value of $0.01 per share and having an aggregate par value of thirty three million dollars ($33,000,000), of which the Board of Directors has designated two billion, six hundred and five million, (2,605,000,000) (including 2,515,000,000 shares previously designated) shares into Series and classified the shares of each Series as follows:

                          Previously Classified Shares
                          ----------------------------


                                                         Authorized Shares
Name of Series                                           (in millions)
--------------                                           -------------
Munder Financial Services Fund                           50

                                                                                      Authorized
                                                                             Shares by Class (in millions)
                                                                             -----------------------------
                                                                  A          B          Y         C          K
                                                                  -          -          -         -          -
Munder Multi-Season Growth Fund                                   10         60         50        10         50
Munder Money Market Fund                                          105        70         600       45         300
Munder Real Estate Equity Investment Fund                         10         50         10        10         10
Munder Equity Selection Fund                                      10         20         40        20         10
Munder International Bond Fund                                    20         40         20        10         10

                                                                        Authorized
                                                               Shares by Class (in millions)
                                                               -----------------------------
                                                    A           B         Y         C          K
                                                    -           -         -         -          -
Munder Value Fund                                   5          10         10        5          10
Munder Micro-Cap Equity Fund                        10         15         10        10         10
Munder Small-Cap Value Fund                         10         15         10        10         10
Munder All-Season Conservative Fund                 12.5       12.5       25        N/A        N/A
Munder All-Season Moderate Fund                     12.5       12.5       25        N/A        N/A
Munder All-Season Aggressive Fund                   12.5       12.5       25        N/A        N/A
Munder Growth Opportunities Fund                    3.4        3.3        20        3.3        20
Munder Convertible Securities Fund                  5          5          30        0          10
Munder NetNet Fund                                  115        115        65        80         N/A
Munder Future Technology Fund                       25         25         25        15         N/A


                                                                          Authorized
                                                                 Shares by Class (in millions)
                                                                 -----------------------------
                                                   A     B      Y       C      Michigan Municipal
                                                   -     -      -       -
                                                                               League (formerly "K")
                                                                               ---------------------
Munder Short Term Treasury Fund                    0     0      90      0      10

         As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of three billion, three hundred million (3,300,000,000) shares of Common Stock of the par value of $0.01 per share and having an aggregate par value of thirty three million dollars ($33,000,000), of which the Board of Directors has designated two billion, seven hundred and eighty million, (2,780,000,000) (including 2,605,000,000 shares previously designated) shares into Series and classified the shares of each Series as follows:

                        Current Classification of Shares
                        --------------------------------

                                                  Authorized Shares
Name of Series                                    (in millions)
--------------                                    -------------
Munder Financial Services Fund                            50

                                                                             Authorized
                                                                    Shares by Class (in millions)
                                                                    -----------------------------
                                                         A          B          Y         C          K
                                                         -          -          -         -          -
Munder Multi-Season Growth Fund                          10         60         50        10         50
Munder Money Market Fund                                 105        70         600       45         300
Munder Real Estate Equity Investment Fund                10         50         10        10         10
Munder Equity Selection Fund                             10         20         40        20         10
Munder International Bond Fund                           20         40         20        10         10
Munder Value Fund                                        5          10         10        5          10
Munder Micro-Cap Equity Fund                             10         15         10        10         10
Munder Small-Cap Value Fund                              10         15         10        10         10
Munder All-Season Conservative Fund                      12.5       12.5       25        N/A        N/A
Munder All-Season Moderate Fund                          12.5       12.5       25        N/A        N/A
Munder All-Season Aggressive Fund                        12.5       12.5       25        N/A        N/A
Munder Growth Opportunities Fund                         3.4        3.3        20        3.3        20
Munder Convertible Securities Fund                       5          5          30        0          10

                                                                        Authorized
                                                               Shares by Class (in millions)
                                                               -----------------------------
                                                     A          B          Y        C           K
                                                     -          -          -        -           -
Munder NetNet Fund                                  115        115        65        80         N/A

                                                                     Authorized
                                                            Shares by Class (in millions)
                                                            -----------------------------
                                              A     B      Y       C      Michigan Municipal
                                              -     -      -       -
                                                                         League (formerly "K")
                                                                         ---------------------
Munder Short Term Treasury Fund               0     0      90      0     10

                                                            Authorized
                                                  Shares by Class (in millions)
                                                  -----------------------------
                                                 A        B        Y          II
                                                 -        -        -          --
Munder Future Technology Fund                   100      100       25         40


         FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the various classes of shares shall be as set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

          (a) The assets of each Class of a Series shall be invested in the same investment portfolio of the Corporation.

          (b) The dividends and distributions of investment income and capital gains with respect to each class of shares shall be in such amount as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocations of the expenses of the Corporation among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner it deems appropriate.

          (c) Class A shares of each Series and Class II shares of the Future Technology Fund (including fractional shares) may be subject to an initial sales charge pursuant to the terms of the issuance of such shares.

          (d) The proceeds of the redemption of Class B shares, Class C shares and Class II shares of each Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.

          (e) The holders of Class A shares, Class B shares, Class C shares and Class II shares of each Series shall have (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective class of the respective Series and (ii) no voting rights with respect to the provisions of any Plan applicable to any other class or Series of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of the respective Series of shares.

          (f)(1) Each Class B share of each Series, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of that Series on the date that is the first business day of the month in which the sixth anniversary of the issuance of the Class B shares occurs (the "Conversion Date"). With respect to Class B shares

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


         issued in an exchange or series of exchanges for shares of capital stock of another investment company or class or series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Corporation, the date of issuance of the Class B shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of capital stock.

                  (2) Each Class B share of a Series purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate sub-account. Each time any Class B shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares, an equal pro rata portion of the Class B shares then in the sub-account shall also convert automatically to Class A shares without any action or choice on the part of the holder thereof. The portion shall be determined by the ratio that the shareholder's Class B shares of a Series converting to Class A shares bears to the shareholder's total Class B shares of that Series not acquired through dividends and distributions.

                  (3) The conversion of Class B shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B shares does not result in the Corporation's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

                  (4) The number of Class A shares of a Series into which a share of Class B shares is converted pursuant to paragraphs (f)(1) and
         (f)(2) hereof shall equal the number (including for this purpose fractions of shares) obtained by dividing the net asset value per share of the Class B shares of the Series (for purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A shares of the Series (for purposes of sales and redemptions thereof on the Conversion Date).

                  (5) On the Conversion Date, the Class B shares of a Series converted into Class A shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of Class A shares into which the Class B shares have been converted and (ii) declared but unpaid dividends to the Conversion Date) will cease. Certificates representing Class A shares resulting from the conversion need not be issued until certificates representing Class B shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         IN WITNESS WHEREOF, The Munder Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:  January 24, 2000
                                              THE MUNDER FUNDS, INC.
[CORPORATE SEAL]
                                              By:      /s/ Terry H. Gardner
                                                       -----------------------
                                                       Terry H. Gardner
                                                       Vice President

Attest:


By:      /s/ Libby E. Wilson
         ---------------------
         Libby E. Wilson
         Assistant Secretary

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